UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2012

ConAgra Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive, Omaha, NE		68102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 402-240-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement and Bridge Loan Agreement

On December 21, 2012, ConAgra Foods, Inc. (the “Company”) entered into an unsecured Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto (collectively, the “Term Lenders”). The Term Loan Agreement provides for a $1.5 billion senior unsecured term credit facility, which facility may be increased to up to $2.0 billion on the terms set forth therein, and matures on the fifth anniversary of the Closing Date (as hereinafter defined). The loans under the Term Loan Agreement shall be repaid during the term of the facility in equal quarterly installments of 2.5% per quarter commencing on June 1, 2013, with the remainder of the loans to be paid on the maturity date of the facility, unless prepaid prior to such date in accordance with the terms of the Term Loan Agreement.

On December 21, 2012, the Company also entered into an unsecured Bridge Loan Agreement (the “Bridge Loan Agreement” and together with the Term Loan Agreement, the “Credit Agreements”) with Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto (collectively, the “Bridge Lenders”). The Bridge Loan Agreement provides for a $4.5 billion bridge credit facility, which matures 364 days after the Closing Date.

The date of funding under each of the Bridge Loan Agreement and the Term Loan Agreement, which is the closing date (the “Closing Date”), would occur prior to the date of the consummation of the proposed acquisition (the “Acquisition”) of Ralcorp Holdings, Inc. (“Ralcorp”) by the Company pursuant to a merger agreement, dated as of November 26, 2012 (the “Merger Agreement”), by and among the Company, Phoenix Acquisition Sub Inc., a wholly owned subsidiary of the Company, and Ralcorp, pursuant to which the Company has agreed to acquire Ralcorp. The parties’ obligations to complete the Acquisition are conditioned upon (i) the receipt of antitrust approvals in the United States and Canada, (ii) approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Ralcorp common stock and (iii) certain other customary closing conditions. Consummation of the Acquisition is not subject to a financing condition.

Borrowings under the Credit Agreements will bear interest, at the Company’s election, at either a floating rate based upon a negotiated base rate or the LIBOR plus a margin based on the credit rating of the Company and the length of time for which such loans have been outstanding. The Company intends to issue new long-term debt and potentially equity securities on or before the closing of the Acquisition in lieu of borrowing under the Bridge Loan Agreement. The Company intends to borrow under the Term Loan Agreement immediately prior to the consummation of the Acquisition to pay a portion of the cash consideration payable in the Acquisition, repay certain indebtedness of Ralcorp and its subsidiaries and pay fees and expenses incurred in connection with the Merger Agreement, the Bridge Loan Agreement, the Term Loan Agreement and the related transactions.

Certain of the Company’s wholly-owned domestic subsidiaries may, under certain circumstances, be required to guarantee the obligations of the Company under the Credit Agreements.

The Credit Agreements contain customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, limitations on liens and mergers and sales of all or substantially all of the Company’s assets.

The Credit Agreements provide for customary events of default. If an event of default occurs and is continuing, the Bridge Lenders or Term Lenders (as applicable) may terminate and suspend their obligations to make loans under the Credit Agreements, accelerate amounts due under the Credit Agreements and/or exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the Bridge Lenders and Term Lenders (as applicable) will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Amendment No. 1 to Revolving Credit Agreement

On December 21, 2012, the Company also entered into Amendment No. 1 to Revolving Credit Agreement (the “Revolving Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender (the “Agent”), and the other financial institutions party thereto (collectively, the “Revolving Lenders”), amending that certain Revolving Credit Agreement, dated as of September 14, 2011, among the Company, the Agent and the Revolving Lenders (the “Revolving Credit Agreement”). Among other things, the Revolving Amendment amended a covenant in the Revolving Credit Agreement regarding maintenance of financial ratios to conform with those contained in the Term Loan Agreement and the Bridge Loan Agreement and added a requirement that, under certain circumstances, certain of the Company’s wholly-owned domestic subsidiaries may be required to guarantee the obligations of the Company under the Revolving Credit Agreement.

Certain of the Bridge Lenders, the Term Lenders, the Agent and the Revolving Lenders (and each of their respective subsidiaries or affiliates) of the Credit Agreements and the Revolving Agreement have in the past provided, and are currently providing, including in connection with the Acquisition, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Copies of the Bridge Loan Agreement, the Term Loan Agreement and the Revolving Amendment are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively. The foregoing descriptions of the Bridge Loan Agreement, the Term Loan Agreement and Revolving Amendment are qualified in their entirety by reference to the full text of the Bridge Loan Agreement, the Term Loan Agreement and Revolving Amendment, as applicable, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Bridge Loan Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc. and Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto

10.2	Term Loan Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc. and Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto

10.3	Amendment No. 1 to the Revolving Credit Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc., JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other financial institutions party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012	CONAGRA FOODS, INC.

	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Bridge Loan Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc. and Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto

10.2	Term Loan Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc. and Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto

10.3	Amendment No. 1 to the Revolving Credit Agreement, entered into as of December 21, 2012, among ConAgra Foods, Inc., JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other financial institutions party thereto